UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 24, 2008

HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
TEXAS
(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)
(806) 351-2300
(Registrant’s telephone number, including area code)
NONE
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.
Today, Hastings Entertainment, Inc. (the "Company") disclosed to Arvind Bhatia, with Sterne Agee, that the Company's revenue in February 2008 and the first part of March of 2008 was tracking above the revenue level management projected in its internal budget for those months.
Pursuant to General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management of the Company believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2008	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)